SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
(973)544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2009, Joel Pensley, a director of the Registrant, resigned from the Board of Directors for health reasons.  Mr. Pensley’s position on the Board was filled by the appointment of Roger Fidler on December 29, 2009.  As at the date of this Form 8-K there is no plan to appoint Mr. Fidler to any committees of the Board of Directors.  No compensatory arrangement has been made between Mr. Fidler and the Registrant.

Mr. Fidler is 58 years old.  He has been the sole director, President, Chief Executive and Financial Officer of Global Agri-Med Technologies, Inc., a corporation that is publicly traded in the pink sheets, since inception in October 28, 1999. Mr. Fidler has been engaged in the private practice of law since 1983, specializing in corporate and securities law. Mr. Fidler has previously served on the Boards of Directors and as an officer of several other publicly held corporations, including Diehl Graphsoft, Inc., D-Lanz Development Group, Inc., the Leonard Swindbourne Acquisition Corp., and numerous private companies. Mr. Fidler received a B.S. degree in Physics from Dickinson College, Carlisle, Pennsylvania in 1972; a Masters of Science degree from the University of Illinois at Champaign-Urbana, Illinois in 1974; and a Juris Doctor from the University of South Carolina in 1977 where he was a member of the Law Review. He is a member of the bars of New Jersey, New York and the District of Columbia and has practiced before the federal and state courts in New York and New Jersey as well as pro hac vice in cases before Federal District Courts in Kentucky and Florida. In addition he is a patent attorney authorized to practice before the United States Patent and Trademark Office.

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. issued a press release which reads in its entirety as follows:

MOUNTAINSIDE, NJ - December 29, 2009 - Proteonomix, Inc. (PROT: Other OTC) announces that Joel Pensley as resigned as secretary, director and general counsel and Roger Fidler has joined the Company as director and general counsel; and Steven Byle, presently a director, has assumed the role of secretary.

Mr. Pensley, 68 years old, resigned as an officer and director of Proteonomix due to health concerns.

Mr. Fidler has been the sole director, President, Chief Executive and Financial Officer of Global Agri-Med Technologies, Inc., a corporation that is publicly traded in the pink sheets, since inception in October 28, 1999. Mr. Fidler has been engaged in the private practice of law since 1983, specializing in corporate and securities law. Mr. Fidler has previously served on the Boards of Directors and as an officer of several other publicly held corporations, including Diehl Graphsoft, Inc., D-Lanz Development Group, Inc., the Leonard Swindbourne Acquisition Corp., and numerous private companies. Mr. Fidler received a B.S. degree in Physics from Dickinson College, Carlisle, Pennsylvania in 1972; a Masters of Science degree from the University of Illinois at Champaign-Urbana, Illinois in 1974; and a Juris Doctor from the University of South Carolina in 1977 where he was a member of the Law Review. He is a member of the bars of New Jersey, New York and the District of Columbia and has practiced before the federal and state courts in New York and New Jersey as well as pro hac vice in cases before Federal District Courts in Kentucky and Florida. In addition he is a patent attorney authorized to practice before the United States Patent and Trademark Office.

Michael Cohen, CEO of Proteonomix, stated: "We wish Mr. Pensley a speedy recovery. Although we regret that Mr. Pensley has resigned from his management positions, we are pleased that Roger Fidler has joined our team. He is an experienced attorney with a patent law as well as a scientific and business background. We look forward to working with Mr. Fidler. We are also pleased that Steven Byle will assume the role of secretary. He is already a director and is an experienced attorney and businessman.”

Mr. Fidler stated: "I trust that my background and skills can mesh with the scientific advances of Proteonomix and its subsidiaries. I hope to assist Mr. Cohen, and his colleagues, in the development and growth of the Company.”

About Proteonomix, Inc.

Proteonomix, Inc. is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Its research and development program has demonstrated results with more than ten patent applications and multiple products ready to enter their respective markets. Proteonomix has facilities at a number of academic institutions. Its subsidiary, Proteoderm, Inc. has developed a line of anti-aging cosmetics. For more information, please visit www.proteonomix.com, www.proteoderm, www.pinksheets.comand www.sec.gov.

"Safe Harbor Statement"

Under the Private Securities Litigation Reform Act of 1995, statements herein relating to the Company's expectations are forward-looking statements. The anticipated results, including the entering into an agreement reflecting the terms of the letter of intent and performance pursuance thereto may not occur.

Contact:

Michael Cohen

Proteonomix, Inc.

(973) 544-6116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: December 29, 2009

By:  /s/Michael Cohen

Name: Michael Cohen

President